As filed with the U.S. Securities and Exchange Commission on July 1, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCHER AVIATION INC.

(Exact name of registrant as specified in its charter)

Delaware	85-2730902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 West Tasman Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)

Amended and Restated 2021 Equity Incentive Plan

(Full title of the plan)

Adam Goldstein

Chief Executive Officer

Archer Aviation Inc.

190 West Tasman Drive
San Jose, CA 95134

(650) 272-3233

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Patrick V. Grilli	Andy Missan
Ran D. Ben-Tzur	Eric Lentell
Joshua W. Damm	Archer Aviation Inc.
Fenwick & West LLP	190 West Tasman Drive
801 California Street	San Jose, CA 95134
Mountain View, CA 94041	(650) 272-3233
(650) 988-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Archer Aviation Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 23,466,329 additional shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), available for issuance under the Registrant’s Amended and Restated 2021 Equity Incentive Plan (the “Amended and Restated 2021 Plan”). The Amended and Restated 2021 Plan was approved by the Company’s stockholders at the Registrant’s Annual Meeting of Stockholders on June 10, 2022.

In accordance with General Instruction E of Form S-8, and only with respect to the Class A Common Stock that is issuable under the Amended and Restated 2021 Plan, this Registration Statement hereby incorporates by reference the contents of the Registrant’s previous Registration Statements on Form S-8 filed with the Commission on December 8, 2021 (Registration No. 333-261547) and March 14, 2022 (Registration No. 333-263544), to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement (other than information in such filings that was “furnished” under applicable Commission rules rather than “filed”):

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 14, 2022, pursuant to Section 13(a) of the Exchange Act;

(b) The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 12, 2022;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on April 18, 2022, April 29, 2022, May 10, 2022, and June 15, 2022;

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(e) The description of the Registrant’s common stock which is contained in the Registration Statement on Form 8-A filed on October 27, 2020 (File No. 001-39668) under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information in such filings that was “furnished” under applicable Commission rules rather than “filed”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1*	Amended and Restated Certificate of Incorporation of Archer Aviation Inc.	10-Q	001-39668	3.1	November 12, 2021
4.2*	Amended and Restated Bylaws of Archer Aviation Inc.	10-Q	001-39668	3.2	November 12, 2021
4.3*	Specimen Class A Common Stock Certificate	S-1/A	333-249289	4.2	October 21, 2020
5.1	Opinion of Fenwick & West LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on signature page hereto)
99.1*	Archer Aviation Inc. Amended and Restated 2021 Equity Incentive Plan	8-K	001-39668	10.1	June 15, 2022
107.1	Filing Fee Table

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 1st day of July, 2022.

ARCHER AVIATION INC.

By:	/s/ Adam Goldstein
Adam Goldstein
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam Goldstein and Mark Mesler, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Goldstein	Chief Executive Officer and Director	July 1, 2022
Adam Goldstein	(Principal Executive Officer)

/s/ Mark Mesler	Chief Financial Officer	July 1, 2022
Mark Mesler	(Principal Financial and Accounting Officer)

/s/ Deborah Diaz	Director	July 1, 2022
Deborah Diaz

/s/ Fred Diaz	Director	July 1, 2022
Fred Diaz

/s/ Oscar Munoz	Director	July 1, 2022
Oscar Munoz

/s/ Barbara Pilarski	Director	July 1, 2022
Barbara Pilarski

/s/ Maria Pinelli	Director	July 1, 2022
Maria Pinelli

/s/ Michael Spellacy	Director	July 1, 2022
Michael Spellacy

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